As filed with the Securities and Exchange Commission on April 10, 2003
                                                   Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 _______________
                               Global Sources Ltd.
             (Exact name of registrant as specified in its charter)

            Bermuda                                   Not Applicable
  (State or other jurisdiction            (I.R.S. Employer Identification No.)
of incorporation or organization)

                               Global Sources Ltd.
                                   Cedar House
                                 41 Cedar Avenue
                             Hamilton MH 12, Bermuda
                                 (441) 295-2244
                    (Address of Principal Executive Offices)
                                 _______________

                              Global Sources Equity
                               Compensation Plans
                      Numbers I, II, III, IV, V, VI and VII
                            (Full title of the plans)
                                 _______________
                              James J. Clark, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                               New York, NY 10005
                     (Name and address of agent for service)

                                 (212) 701-3000
          (Telephone number, including area code, of agent for service)
                                 _______________

                                    Copy to:
        James J. Clark, Esq.                        Stephen S. James, Esq.
      Cahill Gordon & Reindel                     Appleby, Spurling & Kempe
           80 Pine Street                              Cedar House
         New York, NY 10005                          41 Cedar Avenue
           (212) 701-3000                        Hamilton HM 12, Bermuda
                                                      (441) 295-2244



                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
                                                                Proposed maximum       Proposed maximum
                                             Amount to be        offering price       aggregate offering          Amount of
Title of securities to be registered        registered (1)      per share (2)(3)         price (2)(3)          registration fee
                                                                                                                    (2)(3)
Common Shares, par value $.01 per share       2,177,577               $N/A                   $N/A                $0.00
-------------------------------------------------------------------------------------------------------------------------------

______________________

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement will cover such indeterminate number of common shares of Global Sources Ltd. that may be issued in respect to stock splits, stock dividends and similar transactions. This registration statement includes shares held on behalf of Global Sources Ltd. by Harrington Trust Limited as trustee of the Global Sources Equity Compensation Trust established for the sole purpose of providing employment benefits under the Global Sources Equity Compensation Plans Numbers I, II, III, IV, V, VI and VII.

(2) On June 1, 2001, Global Sources Ltd. ("Global Sources") filed with the Securities Exchange Commission (the "SEC") a registration statement on Form S-8 (File No. 333-62132 ) to register 2,557,038 shares of Global Sources' common shares (the "2001 Registration Statement"), and such other shares of its common stock as may be issued pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), to be issued under the Global Sources Equity Compensation Plans Numbers I, II, III, IV, V and VI (the "Initial Plans"). As of the date hereof, 2,177,577 shares remain authorized for issuance under the Initial Plans. Effective January 2, 2002, the Global Sources Equity Compensation Plan Number VII was approved. In accordance with the guidance provided in Telephone Interpretations G89 and G90 of the Division of Corporate Finance Manual of Publicly Available Telephone Interpretations, dated July 1997 and General Instruction E to Form S-8 (collectively, the "SEC Guidance"), Global Sources deregisters the 2,177,577 shares of common stock under the Initial Plans currently registered under the 2001 Registration Statement. Contemporaneously with the filing of the Post-Effective Amendment No. 1 to the 2001 Registration Statement, Global Sources is hereby filing a Registration Statement on Form S-8 for Global Sources Equity Compensation Plan Numbers I, II, III, IV, V, VI and VII (the "GS ECP Numbers I, II, III, IV, V, VI and VII Registration Statement"). The GS ECP Numbers I, II, III, IV, V, VI and VII Registration Statement shall register the 2,177,577 shares of Global Sources' common stock under the Initial Plans as issuable under the Global Sources Equity Compensation Plan Numbers I, II, III, IV, V, VI and VII. Therefore, in accordance with the SEC Guidance, Global Sources intends that the 2,177,577 shares deregistered by the Post-Effective Amendment No. 1 to the 2001 Registration Statement, and the previously paid $4,313.04 aggregate filing fee applicable to such shares, be applied to the shares to be registered under Global Sources Equity Compensation Plan Numbers I, II, III, IV, V, VI and VII and to the filing fee to be paid for filing the GS ECP Numbers I, II, III, IV, V, VI and VII Registration Statement.

(3) The aggregate registration fee of $4,313.04 for the registration of 2,177,577 shares was paid by Global Sources upon the filing of the 2001 Registration Statement. However, pursuant to Note (1) above, Global Sources intends that such registration fee be credited to the registration of the 2,177,577 shares under Global Sources Equity Compensation Plan Numbers I, II, III, IV, V, VI and VII.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*


Item 2. Registrant Information and Employee Plan Annual Information.*

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents have been filed by Global Sources Ltd. (the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 20-F, as amended, for the fiscal year ended December 31, 2001.

          (b) The description of the Company's Common Shares contained in the Company's Form 20-F, as amended, for the fiscal year ended December 31, 2001.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.

     Not applicable.


Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Companies Act 1981 of Bermuda requires every officer, including directors, of a company in exercising powers and discharging duties, to act honestly in good faith with a view to the best interests of the company, and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Companies Act further provides that any provision, whether in the bye-laws of a company or in any contract between the company and any officer or any person employed by the company as auditor, exempting such officer or person from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him, in respect of any willful negligence, willful default, fraud or dishonesty of which he may be guilty in relation to the company shall be void.

     Subject to certain provisions of our bye-laws, every director, officer and committee member shall be indemnified out of our funds against all liabilities, loss, damage or expense, including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable, incurred or suffered by him as director, officer or committee member; provided that the indemnity contained in the bye-laws will not extend to any matter which would render it void under the Companies Act as discussed above.


Item 7. Exemption from Registration Claimed.

     Not applicable.


Item 8. Exhibits.

     The exhibits to this registration statement are listed in the Exhibit Index on page II-5 of this registration statement, which index is incorporated herein by reference.


Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filings on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 10th day of April, 2003.

                           GLOBAL SOURCES LTD.


                           By:  /s/ Eddie Heng Teng Hua
                                --------------------------------------------
                                Name:  Eddie Heng Teng Hua
                                Title:  Chief Financial Officer and Director




                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eddie Heng Teng Hua and William R. Seitz, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                     Name                       Capacity                                              Date
---------                     ----                       --------                                              ----

/s/ Merle A. Hinrichs         Merle A. Hinrichs          Chairman of the Board and Chief Executive         April 10, 2003
-------------------------                                Officer (principal executive officer)

/s/ Eddie Heng Teng Hua       Eddie Heng Teng Hua        Chief Financial Officer and Director              April 10, 2003
-------------------------                                (principal financial officer, principal
                                                         accounting officer)

/s/ Sarah Benecke             Sarah Benecke              Director                                          April 10, 2003
-------------------------

/s/ Roderick Chalmers         Roderick Chalmers          Director                                          April 10, 2003
-------------------------

/s/ Dr. H. Lynn Hazlett       Dr. H. Lynn Hazlett        Director                                          April 10, 2003
-------------------------

                              David F. Jones             Director                                          April  , 2003
-------------------------

                              Jeffrey J. Steiner         Director                                          April  , 2003
-------------------------


                                  EXHIBIT INDEX


       Exhibit No.       Exhibit
       -----------       -------

          3.1  - Memorandum of Association of Registrant*

          3.2  - Bye-laws of Registrant*

          4.1 - Form of The Global Sources Employee Equity Compensation Plan No. I**

          4.2 - Form of The Global Sources Employee Equity Compensation Plan No. II**

          4.3 - Form of The Global Sources Employee Equity Compensation Plan No. III**

          4.4 - Form of The Global Sources Employee Equity Compensation Plan No. IV***

          4.5 - Form of The Global Sources Employee Equity Compensation Plan No. V***

          4.6 - Form of The Global Sources Employee Equity Compensation Plan No. VI****

          4.7 - Form of The Global Sources Employee Equity Compensation Plan No. V (Amended)

          4.8 - Form of The Global Sources Employee Equity Compensation Plan No. VII

          5.1 - Opinion of Appleby, Spurling & Kempe as to the legality of the securities being registered

          23.1 - Consent of Arthur Andersen, Independent Accountants *****

          23.2 - Consent of Appleby, Spurling & Kempe (included in Exhibit 5.1)

          24.1 - Power of Attorney (set forth on the signature page of this Registration Statement)

_____________________________

* Incorporated by reference to Form 20-F Registration Statement of Global Sources Ltd. filed with the Securities and Exchange Commission on June 30, 2000.

** Incorporated by reference to Form S-8 Registration Statement of Global Sources Ltd. filed with the Securities and Exchange Commission on April 16, 2001.

*** Incorporated by reference to Form 20-F Annual Report of Global Sources Ltd. filed with the Securities and Exchange Commission on May 10, 2001, as amended.

**** Incorporated by reference to Form S-8 Registration Statement of Global
     Sources Ltd. filed with the Securities and Exchange Commission on June 1, 2001.

***** As a result of Arthur Andersen's recent conviction, Arthur Andersen is no longer in a position to reissue their audit reports or to provide consents to include financial statements reported on by them in this Form S-8 Registration Statement. The reports covering our financial statements for the 2001 and 2000 fiscal years were previously issued by Arthur Andersen, and have not been reissued by them. Because Arthur Andersen has not reissued their report and because we are unable to obtain a consent from Arthur Andersen, you will be unable to sue Arthur Andersen under Section 11 of the Securities Act of 1933 for material misstatements or omissions, if any, included in the financial statements covered by their previously issued reports. We believe that it is unlikely that you would be able to recover damages from Arthur Andersen for any claim against them. We changed certifying accountants from Arthur Andersen to Ernst & Young effective August 8, 2002. On August 8, 2002, Arthur Andersen resigned as our principal accountant. The decision to change accountants was approved by our board of directors. During the two most recent fiscal years and the subsequent interim period prior to such change in accountants, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. During the two most recent fiscal years and the subsequent interim period prior to such change in accountants, there have occurred none of the "reportable events" listed in
     Item 304(a)(1)(v)(A-D) of Regulation S-K.

                                                                     EXHIBIT 4.7


                        REVISED ON 21st DAY OF MARCH 2003












--------------------------------------------------------------------------------

                           THE GLOBAL SOURCES EMPLOYEE
                         EQUITY COMPENSATION PLAN NO. V

--------------------------------------------------------------------------------









                            Appleby Spurling & Kempe
                                   Cedar House
                                 41 Cedar Avenue
                                 Hamilton HM 12

                                    CONTENTS


No. Section                                                                Page

1.    Name of the Plan.......................................................1
2.    Purpose of the Plan....................................................1
3.    Shares Subject to the Plan.............................................1
4.    Eligible Persons.......................................................1
5.    Non-transferability....................................................1
6.    Adjustments............................................................1
7.    Vesting of Shares......................................................2
8.    Plan Duration..........................................................2
9.    Administration.........................................................3
10.   Terminating Transactions...............................................3
11.   Government Regulations.................................................3
12.   Costs and Expenses.....................................................3
13.   Amendment or Termination of the Plan...................................4
14.   Effective Date of this Plan............................................4
15.   Limitation of Liability................................................4
16.   Governing Law and Jurisdiction.........................................4



Schedule 1...................................................................6
Schedule 2...................................................................7

                           THE GLOBAL SOURCES EMPLOYEE

                         EQUITY COMPENSATION PLAN NO. V


1.   Name of the Plan


     This Employee Equity Compensation Plan shall be known as The Global Sources Employee Equity Compensation Plan No. V.

2.   Purpose of the Plan


     The purpose of the Global Sources Employee Equity Compensation Plan No. V (the "Plan") is to make awards of common shares of US$0.01 each (the "Shares") in Global Sources Ltd., a company incorporated in Bermuda, through the Global Sources Employee Equity Compensation Trust (the "Trust") to eligible persons as set out in Section 4.

3.   Shares Subject to the Plan


     The Shares held by Harrington Trust Limited as trustee of the Trust dated 30 December 1999 (the "Trustee") shall be eligible for issuance by the Trustee pursuant to the Plan. A plan committee (the "Plan Committee") is constituted under the Trust and appointed by Trade Media Holdings Ltd. (the "Company") to determine the allocation of shares and other benefits to the Grantees.

4.   Eligible Persons


     The persons eligible to receive an award of Shares under the Plan (a "Grantee" and collectively the "Grantees") are any persons employed by the Company, including Directors of the Company, or by its parent (if any), or any of its subsidiaries or its affiliates on a salaried basis or any consultant or advisor to, or independent contractor of, the Company, its parent (if any), or any of its subsidiaries or affiliates ("eligibly employed") on or after the date hereof. Grantees shall be determined by resolution of the Board of Directors of the Company, whose decision shall be final. The number of Shares to be awarded to a Grantee shall be determined by the Plan Committee at the time of the award.

5.   Non-transferability


     Any Shares awarded under the Plan shall be non-transferable except in accordance with Section 7 hereof and with the terms of Schedules 1 and 2 respectively.

6.   Adjustments


     If the outstanding Shares then subject to the Plan are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like, appropriate adjustments shall be made in the number and/or type of shares or securities as shall be directed by the Plan Committee. Any such adjustment in outstanding Shares will be made in order to preserve, but not to increase or decrease, the benefits to the Grantees existing immediately prior to the event giving rise to such adjustment.

7.   Vesting of Shares


     Each Share awarded under the Plan shall vest in the Grantee as set out in
Schedule 2, subject to the following:

(a)  In the case of every Share awarded hereunder:

     (i) if a Grantee ceases to be eligibly employed because of the Grantee's discharge for "cause", as hereinafter defined, any Share which has not vested is forfeited with such cessation of employment;

     (ii) if a Grantee ceases to be eligibly employed before all the Shares are vested in accordance with Schedule 2 because of the Grantee's resignation, which shall include retirement other than as well as at "normal retirement", as hereinafter defined, the Grantee shall receive the pro-rated portion of the Shares (if any) as would be vested in accordance with Schedule 2 and as are available (if at all) at the next vesting date following the resignation of the Grantee, subject always to the discretion of the Plan Committee to direct otherwise, whose decision shall be final;

     (iii) if a Grantee shall die before all the Shares are vested in accordance with Schedule 2 the person or persons to whom the Grantee's rights to the Shares shall have lawfully passed whether by will, by the applicable laws of succession or otherwise shall receive the pro-rated portion of the Shares (if any) as would be vested in accordance with
          Schedule 2 and as are available (if at all) at the next vesting date;

     (iv) if a Grantee shall become disabled while eligibly employed but before all the Shares are vested the Grantee's rights to the Shares which have not vested are subject to the discretion of the Plan Committee whose decision shall be final;

     (v) "cause", shall mean conduct, as determined by the Board, involving one or more of the following: the commission of an act of theft, embezzlement, fraud, dishonesty, or moral turpitude, the deliberate disregard of the rules of the Company which resulted in or on the Board's determination may result in loss, damage or injury to the Company, the unauthorised disclosure of any trade secret or confidential information of the Company, the commission of an act which constitutes unfair competition with the Company, the failure to perform a duty as assigned or within the time period assigned or the negligent performance of duties. In the event that the Grantee does not accept the determination of the Company, the matter will be decided in accordance with Bermuda law and the vesting of the Shares will be suspended pending resolution by the Bermuda Courts;

     (vi) "normal retirement" shall mean retirement from active employment by the person eligibly employed on or after the normal retirement date specified in the applicable pension plan relating to the person eligibly employed or if there is no such pension plan, age 65.

(b) Until Shares are vested the Grantee shall not receive dividends thereon or have any voting rights.

8.   Plan Duration


     Shares may not be awarded more than ten years after the effective date of the Plan.

9.   Administration


     The Plan shall be managed and administered by the Trustee subject to the directions of the Plan Committee as provided under the Trust.

     The interpretation and construction by the Trustee of any provisions of the Plan shall be final and binding upon Grantees and their respective successors, unless otherwise determined by the Company, in which case such determination of the Company shall be final and binding. Neither the Trustee nor the Company shall be liable for any action taken, or determination made, in good faith.

     The Trustee or the Company may, from time to time, adopt rules and regulations for carrying out the Plan and, subject to the provisions of the Plan, may issue a certificate in the form annexed to the Plan or prescribe the form or forms of the instruments evidencing Shares awarded under the Plan.

     Subject to the provisions of the Plan and to the directions of the Plan Committee, the Trustee shall have full and final authority in its discretion to select the persons to be awarded Shares, to determine the number of Shares to be awarded, the terms of award, including any vesting provisions, and such other terms and provisions thereof as it may authorize at the time when each Share is awarded, each of which terms and provisions may be different for each award. The Trustee, with the consent of the Plan Committee, may amend the terms of any existing award to accelerate the time or times at which Shares awarded under the Plan, or any part thereof, shall become vested, or in any other respect which shall not adversely affect the rights of the holder of such award of Shares.

     The Company may delegate any of its powers, rights, duties and responsibilities under the Plan to the Plan Committee who may discharge same with the authority and in the place and stead of the Company.

10.  Terminating Transactions


     Upon the occurrence of a "Terminating Transaction", as hereinafter defined, the Plan shall terminate. Upon the happening of a Terminating Transaction, the Shares which have not vested shall ipso facto become vested and the Trustee shall, on the twentieth business day after the Terminating Transaction shall first have come to the notice of the Company, or on such earlier date as the Trustee may in its discretion determine, make payment in consideration therefor of an amount equal to the market value of such Shares on the date of such Terminating Transaction (such amount not to be less than zero), such payment to be made by bank draft.

     "Terminating Transaction" shall mean such transaction resulting in the termination or substantial termination of the Company or the takeover or change of control of the Company as the Plan Committee shall in its absolute discretion determine.

11.  Government Regulations


     The Trustee shall not issue any Shares unless and until all licences, permissions and authorizations required to be granted by the Government of Bermuda, or by any authority or agency thereof, shall have been duly received.

12.  Costs and Expenses


     All costs and expenses with respect to the adoption of the Plan and in connection with the registration of Shares shall be borne by the Company; provided, however, that except as otherwise specifically provided in the Plan or in any agreement between the Company and a Grantee, the Company shall not be obliged to pay any costs or expenses (including legal fees) incurred by any Grantee in connection with any Shares held or transferred by any Grantee.

13. Amendment or Termination of the Plan


     The Company by resolution of the Board of Directors may alter, amend, suspend or terminate the Plan; however, except as otherwise provided in the Plan, no such action shall deprive the Grantee, without his or her consent, of any rights thereunder granted to the Grantee pursuant to the Plan.

     No amendment of this Plan shall increase the duties and responsibilities of the Trustee without its consent.

14. Effective Date of this Plan


     The effective date of the Plan shall be that set out at the end of the Plan.

15. Limitation of Liability


     No member of the Board or the Plan Committee, or any officer or employee of the Company acting on behalf of the Board or the Plan Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

16. Governing Law and Jurisdiction

     This Plan shall be governed by and interpreted and construed in accordance with the laws of Bermuda and the Company and each Grantee hereby irrevocably submits to the exclusive jurisdiction of the courts of Bermuda.

          THIS DOCUMENT IS IMPORTANT AND SHOULD BE KEPT IN A SAFE PLACE


                               GLOBAL SOURCES LTD.

                             SHARE AWARD CERTIFICATE

           THE GLOBAL SOURCES EMPLOYEE EQUITY COMPENSATION PLAN NO. V


     THIS IS TO CERTIFY that, on the date shown below, a grant of Shares was awarded to the Grantee named below, subject to the provisions of the above-mentioned Plan, as amended from time to time and to the Rules made pursuant thereto for the time being in force, to receive the number of common shares of US$0.01 each in the capital of Global Sources Ltd. specified below.

Grantee:                    Name:      ______________________________________

                            Address:   ______________________________________

                                       ______________________________________

                                       ______________________________________

                                       ______________________________________

Date of Award:                         ______________________________________

Vesting Dates and Amounts:             ______________________________________

                                       ______________________________________

                                       ______________________________________
Number of Shares:


                                       For and on behalf of the Trustee

                                       ______________________________________

                                   SCHEDULE 1


     Upon the awarding of Shares to the Grantee, such Shares shall not vest in the Grantee but shall be held by the Trustee for the Grantee subject to the following provisions and in accordance with the provisions of Schedule 2:

1. The Grantee can direct the Trustee to transfer the Shares to the Grantee or to such person as the Grantee directs.

2. The maximum number of Shares that may be issued to any individual any calendar year shall not exceed 25% of the aggregate number of Shares to be issued under the Plan.

                                   SCHEDULE 2


     The shares granted pursuant to the Plan will vest over five years in accordance with the Schedule set out below.


----------------------------------------------------------------------------------------------------------------

                     1 years after      2 years after     3 years after       4 years after       5 years after
                     Award Date         Award Date        Award Date          Award Date          Award Date
----------------------------------------------------------------------------------------------------------------
Percentage           20%                An additional     An additional       An additional      An additional
of the Award                            20%               20%                 20%                20%
which vests
----------------------------------------------------------------------------------------------------------------


     Where the percentage of the award which vests will give rise to the vesting of part shares, the portion shall be rounded up to the nearest whole share.

     The rights to Shares acquired by a Grantee under the Plan are not transferable until the Shares are vested, except in accordance with 7(a)(iii).

     IN WITNESS WHEREOF the Company has caused its common seal to be hereunto affixed in the presence of its duly authorized officers as of the 21st day of March 2003.

The COMMON SEAL of                                )
TRADE MEDIA HOLDINGS LTD.                         )
was hereunto affixed in the presence of:          )




_________________________________________
DIRECTOR




_________________________________________
DIRECTOR/SECRETARY

                                                                     EXHIBIT 4.8






                          DATED 1st DAY OF JANUARY 2002









                   __________________________________________

                           THE GLOBAL SOURCES EMPLOYEE
                        EQUITY COMPENSATION PLAN NO. VII
                   __________________________________________










                            Appleby Spurling & Kempe
                                   Cedar House
                                 41 Cedar Avenue
                                 Hamilton HM 12

                                    CONTENTS

No. Section                                                                Page

1.  Name of the Plan.........................................................1
2.  Purpose of the Plan......................................................1
3.  Shares Subject to the Plan...............................................1
4.  Eligible Persons.........................................................1
5.  Non-transferability......................................................1
6.  Adjustments..............................................................1
7.  Vesting of the Shares....................................................1
8.  Plan Duration............................................................2
9.  Administration...........................................................2
10. Terminating Transactions.................................................2
11. Government Regulations...................................................3
12. Costs and Expenses.......................................................3
13. Amendment or Termination of the Plan.....................................3
14. Effective Date of the Plan...............................................3
15. Limitation of Liability..................................................3
16. Governing Law and Jurisdiction...........................................3
SCHEDULE 1...................................................................5

                           THE GLOBAL SOURCES EMPLOYEE
                        EQUITY COMPENSATION PLAN NO. VII

1. Name of the Plan

     This Employee Equity Compensation Plan shall be known as The Global Sources Employee Equity Compensation Plan No. VII.

2. Purpose of the Plan

     The purpose of the Global Sources Employee Equity Compensation Plan No. VII (the "Plan") is to make awards of common shares of US$0.01 each (the "Shares") in Global Sources Ltd., a company incorporated in Bermuda, through the Global Sources Employee Equity Compensation Trust (the "Trust") to eligible persons as set out in Section 4.

3. Shares Subject to the Plan

     The Shares held by Harrington Trust Limited as trustee of the Trust dated 30 December 1999 (the "Trustee") shall be eligible for issuance by the Trustee pursuant to the Plan. A plan committee (the "Plan Committee") is constituted under the Trust and appointed by Trade Media Holdings Ltd. (the "Company") to determine the allocation of shares and other benefits to the Grantees.

4. Eligible Persons

     The persons eligible to be awarded Shares under the Plan (a "Grantee" and collectively the "Grantees") are any persons employed by the Company, including Directors of the Company, or by its parent (if any), or any of its subsidiaries or its affiliates on a salaried basis or any consultant or advisor to, or independent contractor of the Company, its parent (if any), or any of its subsidiaries or its affiliates ("eligibly employed") on or after the date hereof. Grantees shall be determined by resolution of the Board of Directors of the Company, whose decision shall be final. Shares which may be awarded to a Grantee shall be determined by the Plan Committee at the time of the award.

5. Non-transferability

     Any Shares awarded under the Plan shall be non-transferable except in accordance with Section 7 hereof and with the terms of Schedule 1.

6. Adjustments

     If the outstanding Shares then subject to the Plan are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like, appropriate adjustments shall be made in the number and/or type of Shares or Securities as shall be directed by the Plan Committee. Any such adjustment in outstanding Shares will be made in order to preserve, but not to increase or decrease, the benefits to the Grantees existing immediately prior to the event giving rise to such adjustment.

7. Vesting of the Shares

     Each Share awarded under the Plan shall vest in the Grantee as determined by the Plan Committee at the time the Shares are awarded:

     In the case of every Share awarded hereunder:

     (i) if a Grantee ceases to be eligibly employed for any reason other than death, any Share which has not vested is forfeited with such cessation of employment;

     (ii) if a Grantee shall die before all the Shares are vested in accordance with the determination of the Plan Committee the person or persons to whom the Grantee's rights to the Shares shall have lawfully passed whether by will, by the applicable laws of succession or otherwise shall receive the pro-rated portion of the Shares (if any) as would be vested in accordance with the determination of the Plan Committee and as are available (if at all) at the next vesting date;

     Until Shares are vested the Grantee shall not receive dividends thereon or have any voting rights.

     Once the Shares are awarded to a Grantee, the terms of vesting cannot be varied to the detriment of the Grantee without the written consent of such Grantee.

     Where the percentage of the award that vests from time to time gives rise to the vesting of part shares, the vesting portion shall be rounded up to the next whole share.

     The rights to Shares acquired by a Grantee under the Plan shall not be transferable until the Shares become vested.

8. Plan Duration

     Shares may not be awarded more than ten years after the effective date of the Plan.

9. Administration

     The Plan shall be managed and administered by the Trustee subject to the directions of the Plan Committee as provided under the Trust.

     The interpretation and construction by the Trustee of any provisions of the Plan or of any benefit granted hereunder shall be final and binding upon Grantees and their respective successors, unless otherwise determined by the Company, in which case such determination of the Company shall be final and binding. Neither the Trustee nor the Company shall be liable for any action taken, or determination made, in good faith.

     The Trustee or the Company may, from time to time, adopt rules and regulations for carrying out the Plan and, subject to the provisions of the Plan, may issue a certificate in the form annexed to the Plan or prescribe the form or forms of the instruments evidencing Shares awarded under the Plan.

     Subject to the provisions of the Plan and to the directions of the Plan Committee, the Trustee shall have full and final authority in its discretion to select the persons to be awarded Shares, to determine the number of Shares to be awarded, the terms of award, including any vesting provisions, and such other terms and provisions thereof as it may authorize at the time when each Share is awarded, each of which terms and provisions may be different for each award. The Trustee, with the consent of the Plan Committee, may amend the terms of any existing award to accelerate the time or times at which Shares awarded under the Plan, or any part thereof, shall become vested, or in any other respect which shall not adversely affect the rights of the holder of such award of Shares.

     The Company may delegate any of its powers, rights, duties and responsibilities under the Plan to the Plan Committee who may discharge same with the authority and in the place and stead of the Company.

10. Terminating Transactions

     Upon the occurrence of a "Terminating Transaction", as hereinafter defined, the Plan shall terminate. Upon the happening of a Terminating Transaction, the Shares which have not vested shall ipso facto become vested and the Trustee shall, on the twentieth business day after the Terminating Transaction shall first have come to the notice of the Company, or on such earlier date as the Trustee may in its discretion determine, make payment in consideration therefor of an amount equal to the market value of such Shares on the date of such Terminating Transaction (such amount not to be less than zero), such payment to be made by bank draft.

     "Terminating Transaction" shall mean such transaction resulting in the termination or substantial termination of the Company or the takeover or change of control of the Company as the Plan Committee shall in its absolute discretion determine.

11. Government Regulations

     The Trustee shall not issue any Shares unless and until all licences, permissions and authorizations required to be granted by the Government of Bermuda, or by any authority or agency thereof, shall have been duly received.

12. Costs and Expenses

     All costs and expenses with respect to the adoption of the Plan and in connection with the awarding of Shares shall be borne by the Company; provided, however, that except as otherwise specifically provided in the Plan or in any agreement between the Company and a Grantee, the Company shall not be obliged to pay any costs or expenses (including legal fees) incurred by any Grantee in connection with any Shares held or transferred by any Grantee.

13. Amendment or Termination of the Plan

     The Company by resolution of the Board of Directors may alter, amend, suspend or terminate the Plan; however, no such action shall deprive the Grantee, without his or her consent, of any benefit or any of the rights thereunder awarded to the Grantee pursuant to the Plan.

     No amendment of this Plan shall increase the duties and responsibilities of the Trustee without its consent.

14. Effective Date of the Plan

     The effective date of the Plan shall be that set out at the end of the Plan.

15. Limitation of Liability

     No member of the Board or the Plan Committee, or any officer or employee of the Company acting on behalf of the Board or the Plan Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

16. Governing Law and Jurisdiction

     This Plan shall be governed by and interpreted and construed in accordance with the laws of Bermuda and the Company and each Grantee hereby irrevocably submits to the exclusive jurisdiction of the courts of Bermuda.

          THIS DOCUMENT IS IMPORTANT AND SHOULD BE KEPT IN A SAFE PLACE



                               GLOBAL SOURCES LTD.

                             SHARE AWARD CERTIFICATE

          THE GLOBAL SOURCES EMPLOYEE EQUITY COMPENSATION PLAN NO. VII


THIS IS TO CERTIFY that, on the date shown below, a grant of Shares was awarded to the Grantee named below, subject to the provisions of the above-mentioned Plan, as amended from time to time and to the Rules made pursuant thereto for the time being in force, to receive the number of common shares of US$0.01 each in the capital of Global Sources Ltd. specified below.

Grantee:                     Name:       _________________________________

                             Address:    _________________________________

                                         _________________________________

                                         _________________________________

Date of Award:                           _________________________________

Vesting Dates and amounts:               _________________________________

                                         _________________________________

                                         _________________________________

                                         _________________________________

                                         _________________________________

Number of Shares:                        _________________


                                             For and on behalf of the Trustee


                                             _________________________________

                                   SCHEDULE 1

Upon the awarding of Shares to the Grantee, such Shares shall not vest in the Grantee but shall be held by the Trustee for the Grantee subject to the following provisions and subject to and in accordance with the provisions of the
Plan:

1. The Grantee can direct the Trustee to transfer the Shares to the Grantee or to such person as the Grantee directs.

2. The maximum number of Shares that may be issued to any individual any calendar year shall not exceed 25% of the aggregate number of Shares to be issued under the Plan.

     IN WITNESS WHEREOF the Company has caused its common seal to be hereunto affixed in the presence of its duly authorized officers as of the 1st day of January 2002.





The COMMON SEAL of                       )
TRADE MEDIA HOLDINGS LIMITED             )
was hereunto affixed in the presence of: )
                                         )
                                         )







_________________________________
Director

_________________________________
Secretary

                                                                     EXHIBIT 5.1


                                              SSJ/sma/123940/003
                                              Direct Telephone:   +441 298 3531
                                              Direct e-mail:  ssjames@ask.bm

Stephen S James                               9 April 2003
Counsel to the Firm

Global Sources Ltd.
Cedar House
41 Cedar Avenue
Hamilton, HM12
Bermuda


Dear Sirs:

Global Sources Ltd. (the "Company")

We have acted as legal counsel in Bermuda to the Company in connection with the filing by the Company with the US Securities and Exchange Commission, under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") in relation to The Global Sources Employee Equity Compensation Plans No.s I, II, III, IV, V, VI and VII (individually "ECP I", "ECP II", "ECP III", "ECP IV", "ECP V", "ECP VI" and "ECP VII", collectively, the "Plans"). As of the date hereof a total of 2,350,119 previously issued common shares of par value $0.01 (the "Plan Shares") of the Company are held by Harrington Trust Limited as trustee (the "Trustee") for The Global Sources Equity Compensation Trust for the purposes of the Plans. The Company wishes to register 2,177,577 as yet unallocated Plan Shares (the "Registered Shares") pursuant to the Registration Statement.

Pursuant to the terms of ECP I and ECP II, the Grantees (as defined in the respective Plans) are eligible to receive option grants to purchase Registered Shares from the Trustee. Pursuant to ECP III Grantees are eligible to receive coupon grants redeemable for Registered Shares by way of transfer from the Trustee. Pursuant to ECP IV, ECP V and ECP VI and ECP VII Grantees are eligible to receive grants of Registered Shares from the Trustee.

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion together with such other documentation as we have considered requisite to this opinion (the "Documents"). Unless otherwise defined herein, capitalised terms have the meaning assigned to them in the Registration Statement.

Assumptions

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents submitted to us, and such other documents examined by us, as originals and the conformity to authentic originals of all Documents submitted to us, and such other documents examined by us, as certified, conformed, notarised or photostatic copies;

(b) that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)  the genuiness of all signatures on the Documents;

(d) the authority, capacity and power of each of the persons signing the Documents;

(e) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f) that the Company Search was complete and accurate at the time of such search and disclosed all information which is material for the purpose of this opinion and such information has not since the date of the Litigation Search been materially altered; and

(g) that the Litigation Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered.

Opinion

Based solely on the foregoing assumptions and our review of the Share Register and subject to the reservations set forth below, we are of the opinion that the Registered Shares are legally issued, fully-paid and non-assessable common shares of the Company registered in the name of the Trustee.

Reservations

We have the following reservations:

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b) Any reference to this opinion to being "non-assessable" shall mean , in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increase his liability to contribute to the share capital of, or otherwise to pay money to the Company.

(c) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule of this opinion and have not enquired as to whether there has been any change since the date of such search.

(d) In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

Disclosure

This opinion is addressed to you solely for your benefit in connection with the filing with the US Securities and Exchange Commission of the Registration Statement and is not to be made available to, transmitted to, or relied on by any other person or entity, for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without prior written consent except as may be required by law or regulatory authority. We consent to the filing of this opinion as an exhibit to the Registration Statement by the Company.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

Yours faithfully
APPLEBY SPURLING & KEMPE
/s/ Appleby Spurling & Kempe

                                    SCHEDULE

1. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search completed on 2 April 2003 (the "Company Search").

2. The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search completed on 2 April 2003 in respect of the Company (the "Litigation Search"). The Company Search and the Litigation Search are together referred to as the "Searches".

3. An electronic copy of the Registration Statement (excluding exhibits and excluding the documents incorporated by reference).

4.   Faxed copies of the Plans.

5. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws for the Company adopted 6 May 2002 (collectively referred to as the "Constitutional Documents").

6. A certified true copy of the share register of the Company dated 3 April 2003 and signed by Eddie Heng Teng Hua, Director of the Company confirming the Trustee as the registered holder of the Plan Shares (the "Share Register").

7. A certified copy of the "Foreign Exchange Letter", dated 9 November 1999 and a letter of permission dated 2 December 1999, issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

8. A certified copy of the "Tax Assurance", dated 12 December 1999, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

9. A Certificate of Compliance, dated 2 April 2003 issued by the Ministry of Finance in respect of the Company.

                                                                    EXHIBIT 23.1




THE FOLLOWING CONSENT IS A COPY OF THE INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT PREVIOUSLY ISSUED BY ARTHUR ANDERSEN. THE CONSENT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN.


                         [Letterhead of Arthur Andersen]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 9, 2001 included in Global Sources Ltd.'s Form 20-F for the year ended December 31, 2000 and to all references to our Firm included in this registration statement to register shares issued under the Global Sources Equity Compensation Plan Numbers I, II, III, IV, V and VI.

/s/ Arthur Andersen

Arthur Andersen
Independent Accountants

May 31, 2001